UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2016

Illumitry Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-202841	36-4797609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Sasunci Davit Square, Yerevan, Armenia

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (702) 751-2912

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 11, 2016, Arusyak Sukiasyan, the Chief Executive Officer of Illumitry Corp. (the “Company”) determined that the Company’s financial statements and related disclosures included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2016, filed with the SEC on May 6, 2016 and period ended June 30, 2016, filed with the SEC on July 21, 2016 should not be relied upon. The Company did not properly account the quantity of the shares sold to the Company's shareholders on the start of March 2016.

The Company expects to restate the Previously Issued Financial Statement. The Company is working diligently to prepare and file a restated unaudited interim financial statement for the period ended March 31, 2016 and June 30, 2016 in a Quarterly Report on Form 10-Q/A as soon as possible. The Company believes that this restated filing would contain disclosures that are adequate and appropriate to restate the relevant financial information in the Previously Issued Financial Statement.

Ms. Sukiasyan has discussed the matters mentioned herein with Michael Gillespie & Associates, PLLC, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Illumitry Corp.

Date: August 17, 2016	By:	/s/ Arusyak Sukiasyan
Arusyak Sukiasyan
President and Chief Executive Officer
(Principal Executive Officer)